EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned officers and directors of TriState Capital Holdings, Inc. hereby constitutes and appoints James F. Getz as his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead and on his or her behalf, and in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and to file the same, with all exhibits thereto, and all amendments or other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date:	February 16, 2018	By:	/s/ David L. Bonvenuto
David L. Bonvenuto
Director

Date:	February 16, 2018	By:	/s/ Anthony J. Buzzelli
Anthony J. Buzzelli
Director

Date:	February 16, 2018	By:	/s/ Helen Hanna Casey
Helen Hanna Casey
Director

Date:	February 16, 2018	By:	/s/ E.H. (Gene) Dewhurst
E.H. (Gene) Dewhurst
Director

Date:	February 16, 2018	By:	/s/ James J. Dolan
James J. Dolan
Director

Date:	February 16, 2018	By:	/s/ Brian S. Fetterolf
Brian S. Fetterolf
Director

Date:	February 16, 2018	By:	/s/ James E. Minnick
James E. Minnick
Director

Date:	February 16, 2018	By:	/s/ Kim A. Ruth
Kim A. Ruth
Director

Date:	February 16, 2018	By:	/s/ A. William Schenck, III
A. William Schenck, III
Vice Chairman and Director

Date:	February 16, 2018	By:	/s/ Richard B. Seidel
Richard B. Seidel
Director

Date:	February 16, 2018	By:	/s/ Mark L. Sullivan
Mark L. Sullivan
Vice Chairman and Director

Date:	February 16, 2018	By:	/s/ John B. Yasinsky
John B. Yasinsky
Director